UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

COEUR D'ALENE MINES CORPORATION
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

**** IMPORTANT ****

Dear Coeur Shareholder:

        Please find enclosed additional proxy material relating to the Adjourned Annual Meeting scheduled to be held on June 3, 2005 at 9:30am, Pacific Standard Time, at our office located at 505 Front Street, Coeur d’ Alene, Idaho 83816.

        Due to recent changes enacted by the New York Stock Exchange, brokers can no longer vote for share incentive plans, and shareholders must vote their own shares to approve such plans. To date, although the overwhelming majority of votes cast have been in favor of the proposed share plan, we have not yet obtained the necessary majority of outstanding shares voting on the proposal needed to pass Proposal #2 relating to the 2005 Non-Employee Directors’ Equity Incentive Plan as stated in the 2005 Notice of Annual Meeting.

        Your shares may not be voted on this issue without your specific voting instructions. Accordingly, we are furnishing you an additional Voting Instruction Form to enable you to instruct your broker how you wish your shares to be voted. The quickest way to have your shares counted is to vote via the telephone or the internet. Instructions on how to vote over the phone or internet are enclosed in this package.

        Your shares cannot be represented at the Adjourned Annual Meeting with respect to Proposal #2 unless you either sign and return the enclosed voting form or vote by telephone or over the internet.

        If you sign and return the enclosed from without indicating a choice of “for”, “against” or “abstain”, your shares will be voted as recommended by your Board of Directors. Adjournments result in additional costs to the company, so please help us achieve this vote. To ensure your shares are counted at the adjourned annual meeting we urge you to vote today.

        If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at 800-607-0088.

Regards,
/s/ Dennis E. Wheeler
Dennis E. Wheeler
Chairman of the Board, President
And Chief Executive Officer

COEUR D’ALENE MINES CORPORATION

400 COEUR D’ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I
COEUR D’ALENE, IDAHO 83814

COMMON STOCK PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 10, 2005, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, James A. Sabala, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 10, 2004, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends voting FOR the following proposals:
|X| Please mark here for address change or comments. See reverse side

1. ELECTION OF DIRECTORS FOR all nominees listed below (except as marked to the contrary below) [ ]	WITHHOLD AUTHORITY To vote for all nominees listed below [ ]

(INSTRUCTION; To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.) Nominees: Cecil D. Andrus, James. J. Curran, Andrew Lundquist, Robert E. Mellor, John H. Robinson, J. Kenneth Thompson, Alex Vitale, Timothy R. Winterer and Dennis E. Wheeler.

2. PROPOSAL REGARDING APPROVAL OF 2005 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN AND AUTHORIZATION OF ISSUANCE OF 500,000 SHARES THEREUNDER.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

I plan to attend the meeting	YES [ ]	NO [ ]

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Signature(s)_________________________ Name(s)_____________________ Dated:____________, 2005

        Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.